Exhibit 99.1

SANDRIDGE ENERGY ISSUES LETTER TO SHAREHOLDERS

OKLAHOMA CITY, JANUARY 23, 2018 — SandRidge Energy, Inc. (“SandRidge” or the “Company”) (NYSE: SD) today issued a letter to shareholders following its meetings with large shareholders last week.

The text of the letter follows:

Dear Fellow SandRidge Shareholder:

The independent members of the SandRidge Board of Directors have recently met with several large shareholders of the Company to discuss and seek input on a wide variety of topics, including the Company’s objectives, its assets, economic growth alternatives, financing strategies and the recent public proposal from Carl Icahn. We look forward to continuing expanded dialogue with all of our shareholders. Over the next several weeks, we will also give careful consideration to other concerns voiced by the shareholders and will develop, implement and communicate each plan of action.

After careful deliberation, the Board has decided that it is not in the best interests of all shareholders to accept Mr. Icahn’s proposal to (i) replace two of the five directors with unnamed directors designated by Mr. Icahn and potentially other large shareholders, (ii) change the Company’s bylaws to require a supermajority vote on major acquisitions, equity issuances, changes to the Company’s compensation arrangements or bylaws and (iii) to either terminate the short-term shareholder rights plan altogether, or increase its trigger threshold to 25%.

The Board believes that changes to the composition of the Board of Directors and other major governance changes, as proposed by Mr. Icahn, should be made with the fully informed approval of a majority of all of the Company’s shareholders, rather than at the behest of one. The Company’s governing documents are designed to give shareholders significant input over matters such as these and to implement desired changes through a vote of all shareholders. For example, shareholders may demand special meetings at any time at the request of only 25% of the outstanding shares. Additionally, all SandRidge independent directors stand for reelection on an annual basis and shareholders have the ability to make proposals or nominate directors for consideration at the Company’s annual meeting by following the procedures outlined in our bylaws.

With respect to Mr. Icahn’s proposals relating to the short term rights plan, the Board has decided to amend the plan to increase the trigger threshold to 15% and to eliminate the “acting in concert” language to ensure there is no unintended consequence that might discourage communications between shareholders on these important issues. Given the current shareholdings of our shareholder base, the Board believes that increasing the trigger threshold above 15% would primarily benefit Mr. Icahn in his efforts to take control of the Company without paying our shareholders a control premium, which the Board unanimously agrees is not in the best interests of all of our shareholders.

In considering these changes, the Board notes that the short term rights plan is structured to automatically expire unless ratified by the shareholders at the upcoming 2018 annual meeting. Under the short term rights plan, shareholders also have the right to call a special meeting for purposes of terminating the short term rights plan at the request of 10% of the outstanding shares in the event a bidder submits a fully-financed tender offer for the Company’s shares. In any event, the Board will readily consider a premium takeover proposal from any party, including Mr. Icahn.

123 Robert S. Kerr Avenue, Oklahoma City, OK 73102 • Phone 405.429.5500, Fax 405.429.5977 • www.SandRidgeEnergy.com

We understand we serve you at your discretion and we are committed to diligently representing your interests. We thank you for your support and look forward to continued improvement in performance and direct dialogue with you, as we and everyone at SandRidge continue to preserve and build lasting shareholder value.

Thank you,

John V. Genova Chairman of the Board William M. Griffin, Jr. Independent Director	Michael L. Bennett Independent Director David J. Kornder Independent Director

About SandRidge Energy, Inc.

SandRidge Energy, Inc. (NYSE: SD) is an oil and natural gas exploration and production company headquartered in Oklahoma City, Oklahoma with its principal focus on developing high-return, growth-oriented projects in the U.S. Mid-Continent and Niobrara Shale.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain certain “forward-looking statements” under applicable securities laws, including the Private Securities Litigation Reform Act of 1995. These statements are typically identified by words or phrases such as “may,” “will,” “could,” “should,” “predict,” “potential,” “pursue,” “outlook,” “continue,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. For example, statements regarding future results regarding the benefits of the strategic initiatives announced, and future financial results and operational plans are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, which could cause actual benefits, results, effects and timing to differ materially from the results predicted or implied by the statements. Additional information concerning the risk factors faced by the Company is contained in SandRidge’s public filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, http://www.sec.gov. Each forward looking statement speaks only as of the date of the particular statement, and SandRidge undertakes no obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Important Additional Information

This communication does not constitute a solicitation of a vote or proxy. In connection with the Company’s 2018 Annual Meeting of Shareholders, the Company intends to file a proxy statement and white proxy card with the SEC in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s directors and executive officers in Company stock, restricted stock and options is included in the Company’s SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website www.sandridgeenergy.com in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s definitive proxy statement for the 2017 Annual Meeting of Shareholders and its Annual Report on Form 10-K for the year ended December 31, 2016. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2018 Annual Meeting. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.sandridgeenergy.com in the section “Investor Relations.”

CONTACT:

Justin M. Lewellen

Director of Investor Relations

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102

+1 (405) 429-5515

David A Kimmel

Director of Communications

SandRidge Energy, Inc.

123 Robert S. Kerr Ave.

Oklahoma City, OK 73102

+1 (405) 429-5599

MacKenzie Partners, Inc.

Toll-free: 800-322-2885

Collect: +1 (212) 929-5500

Attn: Dan Burch / Paul Schulman

Media Contact:

SVC

Bryan Locke, +1 (312) 895-4700, blocke@sardverb.com

Kelly Kimberly, +1 (832) 680-5120, kkimberly@sardverb.com